                                                                      EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT
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The Board of Directors
ChemFirst Inc.:

     We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-18691, 333-18693, 333-35221, 333-69965, 333-38556 and 333-
51002) of our report dated February 15, 2002 relating to the consolidated balance sheets of ChemFirst Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report is incorporated by reference in the December 31, 2001 annual report on Form 10-K of ChemFirst Inc.


Jackson, Mississippi
March 26, 2002                          /s/  KPMG LLP
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                                        KPMG LLP